Exhibit 99.B(a)2.d

ARTICLES SUPPLEMENTARY

AMERICAN NATIONAL INVESTMENT ACCOUNTS, INC.

Pursuant  to the provisions of Section 2-208.1 of the Maryland General Corporation Law, American National Investment Accounts, Inc. (the “Corporation”) adopts the following Articles Supplementary:

Article One

The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

Article Two

Prior to and following the adoption of these Articles Supplementary, the Corporation has two billion (2,000,000,000) shares of $0.01 par value common stock authorized, with an aggregate par value of twenty million dollars ($20,000,000,00).

Article Three

Prior to the adoption of these Articles Supplementary, the Corporation had eight single-class series of shares, each of the shares of such series having a par value of $0.01 per share, as listed below with the number of authorized shares for each such series listed opposite its name:

Growth Portfolio	One hundred fifteen million (115,000,000) shares
Equity Income Portfolio	One hundred twenty million (120,000,000) shares
Balanced Portfolio	One hundred fifteen million (115,000,000) shares
Money Market Portfolio	One billion, fifty million (1,050,000,000) shares
Government Bond Portfolio	Thirty million (30,000.000) shares
Small-Cap/Mid-Cap Portfolio	Thirty million (30,000,000) shares
High Yield Bond Portfolio	Forty million (40,000,000) shares
International Stock Portfolio	Forty-five million (45,000,000) shares

Article Four

At a meeting of the Board of Directors of the Corporation (the “Board”) held on February 15, 2007, in accordance with Section 2-105(c) of the Maryland General Corporation Law and Article V of the Corporation’s Amended and Restated Articles of Incorporation, the Board passed a resolution increasing the number of authorized shares of the Small-Cap/Mid-Cap Portfolio to a total of forty million (40,000,000) shares; and increasing the number of authorized shares of the High Yield Bond Portfolio to a total of sixty million (60,000,000) shares. Such increases shall be made by classifying thirty million(30,000,000) shares of the Corporation’s authorized but unissued and unclassified stock to such portfolios.

CUST ID: 0001929263
WORK ORDER: 0001372301
DATE:03-08-2007 07: 18 PM
AMT. PAID: $150.00

Article Five

Following the adoption of these Articles Supplementary, the Corporation has eight single-class series of shares, each of the shares of such series having a par value of $0.01 per share, as listed below with the number of authorized shares for each such series listed opposite its name:

Growth Portfolio	One hundred fifteen million (115,000,000) shares
Equity Income Portfolio	One hundred twenty million (120,000,000) shares
Balanced Portfolio	One hundred fifteen million (115,000,000) shares
Money Market Portfolio	One billion, fifty million (1,050,000,000) shares
Government Bond Portfolio	Thirty million (30,000,000) shares
Small-Cap/Mid-Cap Portfolio	Forty million (40,000,000) shares
High Yield Bond Portfolio	Sixty million (60,000,000) shares
International Stock Portfolio	Forty-five million (45,000,000) shares

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 15th day of February, 2007.

ATTEST:	AMERICAN NATIONAL INVESTMENT
ACCOUNTS, INC.

/s/ Teresa E. Axelson	By:	/s/ Michael W. McCroskey
Teresa E. Axelson, Secretary	Michael W. McCroskey, President

THE UNDERSIGNED, President of American National Investment Accounts, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this ceritficate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

/s/ Michael W. McCroskey
Michael W. McCroskey, President